UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2012

Cinemark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Suite 500, Plano, Texas 75093

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972.665.1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	On May 10, 2012, Cinemark Holdings, Inc. (the “Company”) held its 2012 annual meeting of stockholders (the “Annual Meeting”).

(b)	There were three items submitted to stockholders at the Annual Meeting.

1.	To elect three Class II directors to serve for three years on our Board of Directors;

2.	To approve and ratify the appointment of Deloitte & Touche, LLP as our independent registered public accountant for the fiscal year ending December 31, 2012; and

3.	To hold an advisory vote on executive compensation.

The items are described in greater detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on March 30, 2012.

The final voting results were as follows:

Item 1: Election of Directors

All nominees proposed for the Class of 2015 were elected. Stockholders cast votes for these nominees as follows:

Nominee	For	Withheld	Broker Non-Votes
Vahe A. Dombalagian	97,769,105	1,154,562	7,230,645
Peter R. Ezersky	98,317,863	605,804	7,230,645
Carlos M. Sepulveda	98,441,029	482,638	7,230,645

Item 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

This proposal gave stockholders the opportunity to vote to ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for 2012. Stockholders cast votes for the ratification as follows:

	For	Against	Abstain	Broker Non-Votes
Ratification of the Appointment of Independent Registered Public Accounting Firm	106,056,375	74,113	23,824	—

Item 3: Advisory Vote on Executive Compensation

The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, compensation tables and narrative discussion.

	For	Against	Abstain	Broker Non-Votes
Advisory Vote on Executive Compensation	97,901,574	976,553	45,540	7,230,645

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

By:	/s/ Michael D. Cavalier
Name: Michael D. Cavalier
Title: Senior Vice President - General Counsel

Date: May 11, 2012

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